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                                                                      EXHIBIT 99

NEWSRELEASE                                              [HUNTINGTON BANK LOGO]

FOR IMMEDIATE RELEASE                       FOR FURTHER INFORMATION, CONTACT:
SUBMITTED:  JANUARY 15, 1997                JACQUELINE THURSTON (614) 480-3878

                     HUNTINGTON BANCSHARES REPORTS EARNINGS
                      FOR FOURTH QUARTER AND FULL YEAR 1996

         COLUMBUS, Ohio -- Huntington Bancshares Incorporated (NASDAQ:HBAN; http://www.huntington.com) today reported earnings per share for the year ended December 31, 1996 of $1.80 and $.47 for the fourth quarter representing increases of 11.1% and 4.4%, respectively, over the same periods last year. Return on average equity (ROE) and return on average assets (ROA) were 17.33% and 1.31% in the past twelve months, up from 16.27% and 1.28% last year. ROE was 17.87% and ROA was 1.32% for the fourth quarter.

         "Huntington enjoyed another successful year in 1996. We are particularly pleased with the revenue growth in fee based products, the continued focus on improving efficiencies and overall credit quality," stated Frank Wobst, chairman and chief executive officer of Huntington Bancshares Incorporated.

         Net income was $262.1 million for the year ended December 31, 1996 and $67.7 million for the fourth quarter compared with $244.5 million and $65.5 million, respectively, during the corresponding periods in 1995.

         Net interest income for the twelve and three months ended December 31, 1996 was $758.8 million and $193.1 million, respectively. The net interest margin was 4.10% in the recent quarter.

         Non-interest income, excluding securities transactions, amounted to $255.3 million and $62.4 million in the most recent twelve and three month periods. All major categories remained



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strong with exceptional growth in electronic banking fees and investment product sales during 1996.

         Non-interest expense was flat for the twelve and three month periods just ended compared with the same time one year ago, despite the acquisition of two Florida banks, which added $11.1 million and $2.5 million to the respective totals for 1996. The efficiency ratio showed significant improvement dropping to 56.3% and 54.6% for the twelve months and fourth quarter ended compared to 59.0% and 57.8%, respectively, for the corresponding period last year.

         At December 31, 1996, non-performing assets as a percentage of total loans and other real estate were .47% and the coverage ratio was 394.3% representing improvements over each of the three preceding quarters which indicates that asset quality remains strong. At the end of the year, Huntington's allowance for loan losses (ALL) represented 1.40% of total loans. Net charge-offs as a percent of average loans were .46% for the twelve month period.

         Huntington's average equity to average assets was 7.55% in the most recent twelve month period. The company continues to maintain a strong equity position exceeding requirements for a "well-capitalized" institution. Tier I and total risk based capital ratios was 7.84% and 11.31%, respectively, at December 31, 1996.

         Huntington Bancshares is a regional bank holding company headquartered in Columbus, Ohio with assets in excess of $20 billion. The company's banking subsidiaries operate 339 offices in Ohio, Florida, Indiana, Kentucky, Michigan and West Virginia. Huntington's mortgage, trust, investment banking, and automobile finance subsidiaries manage 80 offices in the six states mentioned as well as Georgia, Maryland, New Jersey, North Carolina, Pennsylvania, and Virginia.

                                       ###

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                       HUNTINGTON BANCSHARES INCORPORATED
                       COMPARATIVE SUMMARY (CONSOLIDATED)
               (in thousands of dollars, except per share amounts)

Consolidated Results                   Three Months Ended                     Twelve Months Ended
    of Operations                         December 31,          Change             December 31,           Change
--------------------                 ---------------------------------       ------------------------------------
                                       1996         1995           %            1996          1995           %
                                     --------      --------      ------      ----------    ----------     -------

Interest Income                      $382,667      $381,437       0.3 %      $1,510,464    $1,461,896       3.3 %
Interest Expense                      189,555       199,551      (5.0)          751,640       737,333       1.9
                                     --------      --------                  ----------    ----------
Net Interest Income                   193,112       181,886       6.2           758,824       724,563       4.7
Provision for Loan Losses              21,134        12,139      74.1            65,050        28,721     126.5
Non-Interest Income                    66,627        66,798      (0.3)          272,993       243,009      12.3
Non-Interest Expense                  137,406       137,264       0.1           567,946       560,403       1.3
Provision for Income Taxes             33,474        33,752      (0.8)          136,720       133,959       2.1
                                     --------      --------                  ----------    ----------
Net Income                           $ 67,725      $ 65,529       3.4 %      $  262,101    $  244,489       7.2 %
                                     ========      ========                  ==========    ==========

Per Common Share Amounts  (1)
-----------------------------
  Net Income                            $0.47         $0.45       4.4 %           $1.80         $1.62      11.1 %

  Cash Dividends Declared               $0.20         $0.18      11.1 %           $0.76         $0.70       8.6 %

  Shareholders' Equity
    (period end)                       $10.60        $10.38       2.1 %          $10.60        $10.38       2.1 %

Average Shares
  Outstanding (000's)                 143,875       146,868      (2.0)%         145,957       151,385      (3.6)%


Key Ratios
----------
Return On:
  Average Total Assets                   1.32 %        1.31 %                      1.31 %        1.28 %
  Average Shareholders' Equity          17.87 %       17.50 %                     17.33 %       16.27 %
Efficiency Ratio                        54.57 %       57.78 %                     56.29 %       59.00 %
Net Interest Margin                      4.10 %        3.98 %                      4.11 %        4.15 %
Average Equity/Average Assets            7.38 %        7.47 %                      7.55 %        7.89 %
Tier I Risk-Based Capital Ratio
    (period end)                         7.84 %        8.39 %                      7.84 %        8.39 %
Total Risk-Based Capital Ratio
    (period end)                        11.31 %       12.03 %                     11.31 %       12.03 %
Tier I Leverage Ratio
    (period end)                         6.66 %        6.87 %                      6.66 %        6.87 %

Consolidated Statement
  of Condition Data                                              At December 31,               Change
-----------------------                       ---------------------------------------------------------
                                                    1996                        1995               %
                                               ------------                ------------       ----------
Total Loans                                   $  14,260,747              $   13,261,667           7.5 %
Total Deposits                                $  13,385,891              $   12,636,582           5.9
Total Assets                                  $  20,851,513              $   20,254,598           2.9
Shareholders' Equity                          $   1,511,514              $    1,518,865          (0.5)

Asset Quality
-------------
Non-performing loans                          $      50,481              $       54,968
Total non-performing assets                   $      67,253              $       76,994
Allowance for loan losses/total loans                  1.40 %                      1.47 %
Allowance for loan losses/non-performing loans       394.32 %                    353.76 %
Allowance for loan losses and other real
     estate/non-performing assets                    291.69 %                    238.65 %

         (1)Per common share amounts have been adjusted for the ten percent stock dividend distributed July 31, 1996.